Aetna Life Insurance and Annuity Company

                                   Endorsement

This Certificate is endorsed as follows.

Add the following to Section I, General Definitions:

     Dollar Cost Averaging - A program that permits the Certificate Holder to systematically transfer amounts from any of the Funds and the one-year MG Account Guaranteed Term to any of the Funds by completing the appropriate section of the enrollment form or a Dollar Cost Averaging election form.

Deleted Section 1.06, Beneficiary, and replace it with the following:

     1.06 Beneficiary - The individual or estate entitled to receive any payment from the Account upon the death of the Annuitant, or if the Certificate Holder is different from the Annuitant, upon the death of the Certificate Holder. If the Account is held by joint Certificate Holders, the survivor will be deemed the designated Beneficiary and any other Beneficiary on record will be treated as the contingent Beneficiary.

Delete Section 1.07, Certificate Holder, and replace it with the following:

     1.07 Certificate Holder - A person who purchases an interest in this Contract as evidenced by a certificate. Aetna reserves the right to limit ownership to natural persons. If more than one Certificate Holder owns an Account, each Certificate Holder will be a joint Certificate Holder. Any joint Certificate Holder must be the spouse of the other joint Certificate. Joint Certificate Holders have joint ownership rights and both must authorize exercising any ownership rights unless Aetna allows otherwise. If the Account is owned by a nonnatural person, the death benefit will be paid at the death of the Annuitant.

Delete Section 1.21, Market Value Adjustment, and replace it with the following:

     1.21 Market Value Adjustment - An adjustment that may apply to an amount withdrawn or transferred from an MG Account Guaranteed Term prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.06. The adjustment is expressed as a percentage of each dollar withdrawn or transferred.

Delete Section 2.04, Payments and Elections, and replace it with the following:

     2.04 Payments and Elections - While the Certificate Holder is living, Aetna will pay the Certificate Holder any Annuity payments as and when due. After the Certificate Holder's death, or at the death of the first Certificate Holder if the Account is owned jointly, any

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           Annuity payments remaining to be made will be paid in accordance with 4.03. Aetna will determine other payments and/or elections as of the end of the Valuation Period in which the request is received at its Home Office. Such payments will be made within seven calendar days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.15.

Delete Section 2.06, Control of Contract, and replace it with the following:

     2.06 Control of Contract - This is a Contract between the Contract Holder and Aetna. The Contract Holder has title to the Contract. Contract Holder rights are limited to accepting or rejecting Contract modifications. The Certificate Holder has all other rights to amounts held in his or her Account.

           Each Certificate Holder shall own all amounts held in his or her Account. Each Certificate Holder may make any Certificate Holder choices allowed under this Contract. Certificate Holder choices made under this Contract must be in writing. If the Account is owned jointly both joint Certificate Holders must authorize any Certificate Holder change in writing. Until receipt of such choices at Aetna's Home Office, Aetna may rely on any previous choices made.

           The Contract is not subject to the claims of any creditors of the Contract Holder or Certificate Holder, except to the extent permitted by law.

           The Certificate Holder may assign or transfer his or her rights under the Contract. Aetna reserves the right not to accept assignment or transfer to a nonnatural person. Any assignment or transfer made must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

Delete Section 2.07, Designation of Beneficiary, and replace it with the following:

     2.07 Designation of Beneficiary - Each Certificate Holder shall name his or her Beneficiary. If the Account is owned jointly, both joint Certificate Holders must agree in writing to the Beneficiary designated. The Beneficiary may be changed at any time. Changes to a Beneficiary must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

Delete the first two paragraphs of Section 3.06, Market Value Adjustment, and replace them with the following:

     3.06 Market Value Adjustment - Except as noted below, an MVA will apply to a withdrawal from the MG Account before the end of a Guaranteed Term when the withdrawal is:

           (a) A Transfer; except for Transfers from the one-year MG Account Guaranteed Term under the Dollar Cost Averaging program or, as specified in 1.23, MG Account Matured Term Value Transfer;

           (b) A full or partial surrender (including a 10% free withdrawal under 3.14), except for a partial withdrawal under the Systematic Withdrawal Option (see 3.10); or

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           (c) An election of Annuity option 2 (see 4.07).

           Full and partial surrenders and Transfers made within six months after the date of the Annuitant's death will be the greater of:

           (a) The aggregate MVA amount which is the sum of all market value adjusted amounts calculated due to a withdrawal of amounts. This total may be greater or less than the Current Value of those amounts; or

           (b) The applicable portion of the Current Value in the MG Account.

Delete Section 3.07, Transfer of Current Value from the Funds or MG Account, and replace them with the following:

     3.07 Transfer of Current Value from the Funds or MG Account - Before an Annuity option is elected, all or any portion of the Adjusted Current Value of the Certificate Holder's Account may be transferred from any Fund or Guaranteed Term of the MG Account:

           (a) To any other Fund; or

           (b) To a Guaranteed Term of the MG Account available in the current Deposit Period.

           Transfer requests can be submitted as a percentage or as a dollar amount. Aetna may establish a minimum transfer amount. Within a Guaranteed Term Group, the amount to be surrendered to transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

           The Certificate Holder may make an unlimited number of Transfers during the Accumulation Period. The number of free Transfers allowed by Aetna is shown on Contract Schedule I. Additional Transfers may be subject to a Transfer fee as shown on Contract
           Schedule I.

           Amounts transferred from the MG Account under the Dollar Cost Averaging program, or amounts transferred as a Matured Term Value on or within one calendar month of the Term's Maturity Date, do not count against the annual Transfer limit.

           Amounts applied to Guaranteed Terms of the MG Account may not be transferred to the Funds or to another Guaranteed Term during the Deposit Period or for 90 days after the close of the Deposit Period except for (1) a Matured Term Value(s) during the calendar month following the Term's Maturity Date and (2) amounts transferred from the one-year MG Account Guaranteed Term under the Dollar Cost Averaging program.

Delete the first paragraph in Section 3.10, Systematic Withdrawal Option (SWO), and replace it with the following:

     3.10 Systematic Withdrawal Option (SWO) - A distribution option under which a portion of the Account's Current Value will be automatically surrendered and distributed each year. SWO payments will be calculated on the Account's full Current Value. The distributed


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           amount is withdrawn pro rata from each investment option under the
           Account. A Surrender Fee will not be deducted from any portion of the Current Value which is paid as a distribution under SWO. Certificate Holders should consult their tax advisor prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving SWO payments.

Delete Section 3.11, Death Benefit Amount, and replace it with the following:

     3.11 Death Benefit Amount - If the Certificate Holder or Annuitant dies before Annuity payments start, the Beneficiary is entitled to a death benefit under the Account. If the Account is owned jointly, the death benefit is paid at the death of the first joint Certificate Holder to die. The claim date is the date when proof of death and the Beneficiary's claim are received in good order at Aetna's Home Office. The amount of the death benefit is determined as follows:

           (a) Death of Annuitant less than 75 years of age: The guaranteed death benefit is the greatest of:

               (1) The sum of all Net Purchase Payment(s) made to the Account
                   (as of the date of death) minus the sum of all amounts surrendered, applied to an Annuity, or deducted from the Account;

               (2) The highest step-up value as of the date of death. A
                   step-up value is determined on each anniversary of the Effective Date. Each step-up value is calculated as the Account's Current Value on the Effective Date anniversary, increased by the amount of any Purchase Payment(s) made, and decreased by the sum of all amounts surrendered, deducted, and/or applied to an Annuity option since the Effective Date anniversary.

               (3) The Account's Current Value as of the date of death.

               The excess, if any, of the guaranteed death benefit value over the Account's Current Value is determined as of the date of death. Any excess amount will be deposited in the Account and allocated to the Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date, plus any excess amount deposited, becomes the Account's Current Value.

           (b) Death of Annuitant age 75 or greater: The death benefit amount is the greatest of:

               (1) The sum of all Net Purchase Payment(s) made to the Account
                   (as of the date of death) minus the sum of all amounts surrendered, applied to an Annuity, or deducted from the Account;

               (2) The highest step-up value prior to the Certificate
                   Holder's 75th birthday. A step-up value is determined on each anniversary of the Effective Date. Each step-up value is calculated as the Account's Current Value on the Effective Date anniversary, increased by the amount of any Purchase Payment(s) made, and decreased by the

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                   sum of all amounts surrendered, deducted, and/or applied to an Annuity option since the Effective Date anniversary.

               (3) The Account's Current Value as of the date of death.

               The excess, if any, of the guaranteed death benefit value over the Account's Current Value is determined as of the date of death. Any excess amount will be deposited in the Account and allocated to the Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date, plus any excess amount deposited, becomes the Account's Current Value.

              (c) Death of Certificate Holder if the Certificate Holder is
                  not the Annuitant: The death benefit amount is the Account's Adjusted Current Value on the claim date. A Surrender Fee may apply to any full or partial surrender (see 3.14 and Contract Schedule I).

              (d) At the death of a surviving spouse Beneficiary who
                  continued the Account in his or her own name, the death benefit amount is equal to the Account's Current Value less any applicable Surrender Fee on the amount of any Purchase Payment(s) made since the death of the Certificate Holder.

Delete Section 3.12, Death Benefit Options available to Beneficiary, and replace it with the following:

             3.12 Death Benefit Options available to Beneficiary - Prior to any election, or until amounts must be otherwise distributed under this section, the Account's Current Value will be retained in the Account. The Beneficiary has the right to allocate or reallocate any amount to any available investment option (subject to an MVA if applicable). The following options are available to the Beneficiary:

                  (a) When the Certificate Holder is the Annuitant: If the
                      Certificate Holder/Annuitant dies, and:

                      (1) If the Beneficiary is the Certificate Holder's surviving spouse, the Beneficiary may exercise all Certificate Holder rights under the Contract and continue in the Accumulation Period, or may elect
                           (i), (ii), or (iii) below. Under the Code, distributions from the Account are not required until the spousal Beneficiary's death. The spousal Beneficiary may elect to:

                           (i) Apply some or all of the Adjusted Current Value to Annuity option 2, 3 or 4 (see 4.07);

                           (ii) Apply some or all of the Adjusted Current Value to Annuity option 1 (see 4.07); or

                           (iii) Receive, at any time, a lump sum payment equal
                                 to the Account's Adjusted Current Value.

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                     (2)   If the Beneficiary is other than the Certificate
                           Holder's surviving spouse, then options (i), (ii), or
                           (iii) under (1) above apply. Any portion of the Adjusted Current Value not applied to Annuity option 2, 3, or 4 within one year of the Certificate Holder's death, must be distributed within five years of the date of death.

                      (3) If no Beneficiary exists, a lump sum payment equal to the Adjusted Current Value will be made to the Certificate Holder's estate.

                  (b) When the Certificate Holder is not the Annuitant and the
                      Certificate Holder dies, and:

                      (1) If the Beneficiary is the Certificate Holder's surviving spouse, the Beneficiary may exercise all Certificate Holder rights under the Contract and continue in the Accumulation Period, or may elect
                           (i), (ii), or (iii) below. Under the Code, distributions from the Account are not required until the spousal Beneficiary's death. The spousal Beneficiary may elect to:

                           (i) Apply some or all of the Adjusted Current Value to Annuity option 2, 3 or 4 (see 4.07);

                           (ii) Apply some or all of the Surrender Value to Annuity option 1 (see 4.07); or

                           (iii) Receive, at any time, a lump sum payment equal
                                 to the Account's Surrender Value.

                      (2) If the Beneficiary is other than the Certificate Holder's surviving spouse, then options (i), (ii), or
                           (iii) under (1) above apply. Any portion of the Adjusted Current Value not applied to Annuity Option 2, 3, or 4 within one year of the Certificate Holder's death, must be distributed within five years of the date of death.

                      (3) If no Beneficiary exists, a lump sum payment equal to the Surrender Value will be made to the Certificate Holder's estate.

                  (c) When the Certificate Holder is not the Annuitant and the
                      Annuitant dies: The Beneficiary must elect Annuity option 2, 3, or 4 within 60 days of the date of death or the gain, if any, will be includable in the Beneficiary's income in the tax year in which the Annuitant dies.

Delete Section 3.13, Liquidation of Surrender Value, and replace it with the following:

     3.13 Liquidation of Surrender Value - All or any portion of the Account's Current Value may be surrendered at any time. Surrender requests can be submitted as a percentage of the Account's Current Value or as a specific dollar amount. Net Purchase Payment amounts are withdrawn first, and then the excess value, if any. For any partial surrender, amounts are

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            withdrawn on a pro rata basis from the Fund(s) and/or the Guaranteed
            Term(s) Groups of the MG Account in which the Current Value is invested. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

            After deduction of the Maintenance Fee, if applicable, the surrendered amount shall be reduced by a Surrender Fee, if applicable. An MVA may apply to amounts surrendered from the MG Account.

Delete subsection (a) of Section 4.03, Death of Annuitant/Beneficiary, and replace it with the following:

     4.03   Death of Annuitant/Beneficiary: (a) Certificate Holder is Annuitant:
            When the Certificate Holder is the Annuitant and the Annuitant dies under option 2 or 3, or both the Annuitant and the second Annuitant die under option 4(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any payments remaining will continue to the Beneficiary. If option 4 has been elected and the Certificate Holder dies, the remaining payments will continue to the successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holders, the surviving joint Certificate Holder will be deemed the successor payee.

Delete the first paragraph of subsection (b) of Section 4.03, Death of Annuitant/Beneficiary, and replace it with the following:

                  (b) Certificate Holder is Not Annuitant: When the Certificate
                      Holder is not the Annuitant and the Certificate Holder dies, the remaining payments under options 2, 3 or 4 will continue to the successor payee. If no successor payees has been designated, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holders, the surviving joint Certificate Holder will be deemed the successor payee.

Endorsed and made part of the Certificate on the Effective Date of the Contract.

                                        /s/  Dan Kearney

                                        President
                                        Aetna Life Insurance and Annuity Company



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